15 Warren Street, Suite 25
Hackensack, NJ 07601
(201) 342-342-7753
Fax: (201) 342-7598
E-mail: paritz@paritz.com

Paritz & Company, P.A.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Health-Right Discoveries, Inc.

18851 NE 29th Avenue

Aventura, Florida 33180

Gentlemen:

We consent to the use in this amendment No. 1 to the Registration Statement on Form S-1 of our report dated September 1, 2015 relating to the financial statements of Health-Right Discoveries, Inc. as of December 31,2014 and 2013, and to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Paritz & Company, P.A.

Paritz & Company, P.A.

Hackensack, New Jersey

October 30, 2015